Exhibit 4.4

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of                     , 2005 (this “Agreement”), made by the MICROVISION, INC. (the “Pledgor”), in favor of                     (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Pledgor has entered into (i) that certain Securities Purchase Agreement, dated as of March 11, 2005 (as amended, modified or supplemented from time to time, the “March Agreement”), with the Lender and each of the other investors listed as “Buyers” on the Schedule of Buyers attached thereto, and (ii) that certain Securities Purchase Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the “November Agreement” and together with the March Agreement, the “Purchase Agreements”), with the Lender and each of the other Investors listed as “Buyers” on the Schedule of Buyers attached thereto;

WHEREAS, in accordance with the March Agreement, the Lender has agreed to purchase certain notes (“March Notes”) issued by the Company thereunder, dated as of the date thereof in the original principal amount of $                 and in accordance with the November Agreement, the Lender has agreed to purchase certain notes (the “November Notes”) issued by the Company thereunder, dated as of the date hereof, in the principal amount of $                 (such March Notes and November Notes, as amended, modified, restated or supplemented from time to time, the “Notes”);

WHEREAS, the Pledgor and the Lender entered into a Pledge and Security Agreement dated as of March 11, 2005 (the “March Pledge Agreement”);

WHEREAS, it is a condition precedent to the Lender purchasing the Note that the Pledgor shall have executed and delivered to the Lender a pledge agreement providing for the pledge to the Lender, and the grant to the Lender, of a security interest in and lien on the Pledged Collateral (as hereinafter defined), which shall include                  shares of common stock, par value $.001 per share, evidenced by certificate no.              (together with any additional shares required to be pledged to the Lender pursuant to the terms hereof, the “Pledged Shares”) of Lumera Corporation (the “Pledged Issuer”); and

WHEREAS, the Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Pledgor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the loans to the Pledgor pursuant to the Notes, the Pledgor hereby agrees with the Lender to amend and restate the March Pledge Agreement, as follows:

SECTION 1. Definitions. Reference is hereby made to the Notes for a statement of the terms thereof. All terms used in this Agreement which are defined in the Notes, or in the

Purchase Agreements, or in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Lender may otherwise determine.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Lender a continuing security interest in and lien on the Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) the Pledged Shares, whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Pledged Issuer, the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all dividends paid and distributions made to the holders of Company Common Stock (other than dividends paid in shares of Company Common Stock) that the Lender is entitled or permitted to receive from time to time upon conversion of the Notes, until the Lender receives Company Common Stock pursuant to the terms of the Transaction Documents;

(c) all security entitlements of the Pledgor in any and all of the foregoing; and

(d) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the prompt payment by the Pledgor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by the Pledgor in respect of the Notes, including, without limitation, (i) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any voluntary or involuntary proceeding of the Pledgor under the Bankruptcy Law (as defined in the Notes), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such proceeding) and (ii) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Notes; and

(b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Notes.

SECTION 4. Representations and Warranties. The Pledgor represents and warrants to the Lender as follows:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.

(b) The Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all liens except for the lien created by this Agreement.

(c) The exercise by the Lender of any of its rights and remedies hereunder will not contravene any law or any material contract or any other contractual restriction binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any lien upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement or the other Transaction Documents (as such term is defined in each of the Purchase Agreements).

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the lien created hereby in the Pledged Collateral or (iii) the exercise by the Lender of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(e) This Agreement creates a valid lien and enforceable security interest in favor of the Lender, in the Pledged Collateral as security for the Obligations. The Lender having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such lien. Such lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority lien. All action necessary or desirable to perfect and protect such lien has been duly taken, except for the Lender’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

(f) On or before the date hereof, the Pledgor has delivered to the Lender all certificates or instruments evidencing the Pledged Collateral, together with stock powers with respect thereto, duly signed in blank.

SECTION 5. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding or prior to the termination of this Agreement, the Pledgor will, unless the Lender shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Lender or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records consistent with the terms of the Note;

(b) at the Pledgor’s expense, promptly deliver to the Lender a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at the Pledgor’s expense, defend the Lender’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Lender may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and lien created hereby, (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Lender irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by the Notes and the other Transaction Documents;

(f) not create or suffer to exist any lien upon or with respect to any Pledged Collateral except for the lien created hereby;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction (other than as required by applicable law) with respect to any Pledged Collateral other than pursuant to the Note and the other Transaction Documents;

(h) not take any action which would in any manner impair the value of, and not take or fail to take any action which would in any manner impair the enforceability of, the Lender’s security interest in and lien on any Pledged Collateral; and

(i) if the Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 6 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution constituting certificated Pledged Collateral in trust for the benefit of the Lender, shall segregate it from the Pledgor’s other property and shall deliver it forthwith to the Lender, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations.

SECTION 6. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Notes and the other Transaction Documents; provided, however, that (A) the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Lender give the Pledgor notice that, in the Lender’s judgment, such action (or inaction) is reasonably likely to have a Material Adverse Effect (as defined in each of the Purchase Agreements) and (B) the Pledgor will give the Lender at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a Material Adverse Effect;

(ii) the Pledgor may receive and retain any and all dividends, interest or other distributions or payments in respect of the Pledged Collateral to the extent permitted by the Notes and the other Transaction Documents; provided, however, that in accordance with Section 18 of the Notes, any dividends, interest or other distribution or payment made after the date hereof with respect to (A) any share of Company Common Stock (other than dividends paid in shares of Company Common Stock) and (B) any share of Lumera Common Stock is required to be held pursuant hereto as Pledged Collateral to be distributed to the Lender upon the conversion or exchange, as applicable, of any amount outstanding under the Notes; provided further, that any and all (1) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (2) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Notes and the other Transaction Documents, shall be, and shall forthwith be delivered (x) if such dividends, interest or other distributions or payments constitute certificated Pledged Collateral, to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered the Lender in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations, and (y) if such dividends, interest or other distributions or payments constitute cash dividends or other distributions, into a demand deposit account (a “Deposit Account”), maintained by a commercial banking or other financial institution approved by the Lender and subject to an account control agreement, the terms of which shall be reasonably satisfactory to the Lender; and

(iii) the Lender will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 6(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof, and to receive the dividends, distributions, interest and other payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii) [intentionally omitted];

(iii) without limiting the generality of the foregoing, the Lender may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by the Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of Section 6(b)(ii) hereof shall be received in trust for the benefit of the Lender shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Lender as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations.

SECTION 7. Additional Provisions Concerning the Pledged Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, the Pledgor (i) authorizes the Lender to execute any such agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments, or other documents in any appropriate filing office (ii) authorizes the Lender to file any financing statements required hereunder or under any other Transaction Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of the Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) The Pledgor hereby irrevocably appoints the Lender as the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest, distribution or other payment in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Lender itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 9 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accord its own property, it being understood that the Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e) The powers conferred on the Lender hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon the Lender to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) The Lender may at any time in its discretion (i) after an Event of Default under Sections 5(a)(ix) or (x) of the Notes has occurred or after any other Event of Default under the Note has occurred and the Lender has delivered an Event of Default Redemption Notice under Section 5(b) of the Notes, in each case without prior notice to the Pledgor, sell, transfer or register in the names of the Lender or any of its nominees any or all of the Pledged Collateral, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

(g) The Lender shall, after the completion of any sale of any Pledged Collateral, provide prompt written notice (in any event within one Business Day) to the Pledgor of such transfer or sale.

SECTION 8. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, after an Event of Default under Sections 5(a)(ix) or (x) of the Notes has occurred or after any Event of Default under the Notes has occurred and the Lender has delivered an Event of Default Redemption Notice under Section 5(b) of the Notes, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days’ notice to the Pledgor of the time and place of any public sale of Pledged Collateral owned by the Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that the Lender determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 8(a) hereof, the Pledgor will, at the Pledgor’s expense and upon request by the Lender: (i) execute and deliver, and use its commercially reasonable efforts to cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) use its commercially reasonable efforts to cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Lender, (iii) use its commercially reasonable efforts to cause each Pledged Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or use its commercially reasonable efforts to cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. The Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Lender by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 8(b) and, consequently, agrees that, if the Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Lender demands compliance with this Section 8(b); provided, however, that the payment of such amount shall not release the Pledgor from any of its obligations under any of the other Transaction Documents.

(c) Notwithstanding the provisions of Section 8(b) hereof, the Pledgor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Lender may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Lender may, in such event, bid for the purchase of such securities.

(d) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 9 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect consistent with the provisions of the Notes. Any surplus of such cash or cash proceeds held by the Lender and remaining after indefeasible payment in full of all of the Obligations shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(e) The Lender may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which the Pledgor maintains a Deposit Account to send immediately to the Lender by wire transfer (to such account as the Lender shall specify, or in such other manner as the Lender shall direct) all or a portion of such cash, investments and other items held by such institution in any Deposit Account, to be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 9 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect consistent with the provisions of the Notes. Any surplus of such cash, investments and other items held by the

Lender and remaining after indefeasible payment in full of all of the Obligations shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(f) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the fees, costs and expenses and other client charges of any attorneys employed by the Lender to collect such deficiency.

SECTION 9. Indemnity and Expenses.

(a) The Pledgor agrees to defend, protect, indemnify and hold harmless the Lender (and all of its respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, fees, costs and expenses (including, without limitation, legal fees, costs and expenses of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) The Pledgor agrees to pay to the Lender upon demand the amount of any and all costs and expenses, including the fees, costs, expenses and disbursements of the Lender’s counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to it in care of the Pledgor at its address specified in the November Agreement; if to the Lender, to it at the addresses specified in the November Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (i) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery.

SECTION 11. Security Interest Absolute. All rights of the Lender, all liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of either of the Notes or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any lien on any Pledged Collateral, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 12. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Lender, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under the applicable Transaction Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other document against such party or against any other Person, including but not limited to, the Pledgor.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and lien on the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full or release of the Obligations and (ii) be binding on the Pledgor and, by its acceptance hereof, the Lender, and its successors and assigns, and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Pledgor, the Lender may assign or otherwise transfer its rights and obligations under this Agreement and any other Transaction Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Lender shall mean the assignees of each the Lender. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender, and any such assignment or transfer shall be null and void.

(e) Upon the satisfaction in full of the Obligations (i) this Agreement and the security interest and lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Lender will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination. Furthermore, upon the Lender’s conversion of all or part of the Notes for Company Common Stock in accordance with Section 3 or 10 of the Note, the security interest and lien created hereby with respect to Pledged Collateral that constitutes dividends or other distributions (which shall not include dividends paid in shares of Company Common Stock) made with respect to such Company Common Stock (which dividends and other distributions due to the Lender are to be distributed to the Lender in connection with such conversion), shall, without further action, be released and discharged (it being understood and agreed that the Lender’s lien and security interest in all other Pledged Collateral shall remain in full force and effect).

(f) All questions concerning the construction, validity, enforcement and interpretation of this Agreement or the Notes shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or thereunder in connection this Agreement or the Notes or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement or the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER THIS AGREEMENT OR THE NOTE OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGOR:

MICROVISION, INC.

By:
Name:
Title: